QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

PRINCIPAL STOCKHOLDERS

        The table below sets forth information as to the beneficial ownership of our common stock as of March 1, 2004 (or an earlier date, as indicated). The table includes:

  •
  each person who is known by us to be the beneficial owner of more than 5% of the outstanding common stock;

  •
  each of our directors;

  •
  certain of our executive officers; and

  •
  all of our directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned(1)	% of Shares Outstanding Beneficially Owned
Furukawa(2)	7,656,900	12.5%
Frank M. Drendel(3)(13)	1,341,699	2.2%
Duncan M. Faircloth(4)	35,999	*
Brian D. Garrett(5)(13)	441,717	*
Boyd L. George(6)	53,333	*
Edward A. Hally(7)(13)	19,949
George N. Hutton, Jr.(8)	44,666	*
Jearld L. Leonhardt(9)(13)	358,543	*
Gene W. Swithenbank(10)(13)	218,490	*
June E. Travis(11)	15,999	*
James N. Whitson(12)	44,333	*
All current directors and executive officers of the Company as a group (14 persons)(14)	3,208,750	5.2%

*
The percentage of shares of the common stock beneficially owned does not exceed one percent of the shares of common stock outstanding.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days following March 1, 2004. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following March 1, 2004 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The table does not include shares of common stock subject to options to be awarded in the future under the 1997 Long-Term Incentive Plan.

(2)
Based on the Schedule 13G, dated October 21, 2002, filed with the SEC, Furukawa has sole voting power and sole dispositive power with respect to all shares shown above. The business address of Furukawa, as reported on its Schedule 13G, is The Furukawa Electric Co., Ltd., 6-1, Marunouchi 2-Chome, Chiyoda-Ku, Tokyo, Japan, 100-8322.

(3)
Includes 906,108 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004. Also includes 100 shares held by the spouse of Frank M. Drendel.

(4)
Includes 34,999 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004.

(5)
Includes 359,124 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004.

(6)
Includes 43,333 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004. Also includes 2,000 shares of common stock held by the children of Boyd L. George, as to which shares Boyd L. George disclaims beneficial ownership.

(7)
Includes 19,666 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004.

(8)
Includes 43,333 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004.

(9)
Includes 322,773 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004. Also includes 1,000 shares held by the spouse of Jearld L. Leonhardt.

(10)
Includes 208,260 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004.

(11)
Includes 14,999 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004.

(12)
Includes 43,333 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004.

(13)
Includes the number of shares of common stock which were held by the trustee of the Employees Retirement Savings Plan and were allocated to the individual's respective account under the Employees Retirement Savings Plan as of December 31, 2003 as follows: Frank M. Drendel, 1,641 shares; Brian D. Garrett, 1,574 shares; Jearld L. Leonhardt, 2,321 shares; Edward A. Hally, 283 shares; and Gene W. Swithenbank, 5,464 shares.

(14)
Includes 2,598,349 shares subject to options which are exercisable for common stock currently or within 60 days of March 1, 2004. Includes an aggregate of 24,219 shares of common stock which were held by the trustees of the Employees Retirement Savings Plan and were allocated to the current officers' respective accounts under the Employees Retirement Savings Plan as of December 31, 2003.

QuickLinks

  Exhibit 99.2
PRINCIPAL STOCKHOLDERS